                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            BTU International, Inc.
                (Name of Registrant as Specified In Its Charter)

                            BTU International, Inc.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            BTU INTERNATIONAL, INC.
                                23 ESQUIRE ROAD
                 NORTH BILLERICA, MASSACHUSETTS 01862-2596, USA

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 30, 1997

                            ------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of BTU International, Inc. will be held at the offices of the Company, 23 Esquire Road, North Billerica, Massachusetts, at 10:00 A.M. on Friday, May 30, 1997 for the following purposes:

     1.  To elect four directors to serve for the ensuing year.

     2.  To approve an amendment to the Company's 1993 Equity Incentive Plan.

     3. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 7, 1997 are entitled to notice of and to vote at the meeting.

     If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                            By Order of the Board of Directors



                                            JOHN E. BEARD
                                            Secretary

April 24, 1997

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 30, 1997

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     The enclosed proxy is solicited on behalf of the Board of Directors of BTU International, Inc. ("BTU" or the "Company") to be voted at the Annual Meeting of Stockholders to be held on May 30, 1997 or at any adjournment thereof. The cost of solicitation of proxies will be borne by BTU. Directors, officers and employees of BTU may also solicit proxies by telephone, telegraph or personal interview. BTU will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

     Only stockholders of record at the close of business on April 7, 1997 are entitled to notice and to vote at the meeting. There were 7,280,096 shares outstanding on that date, each of which is entitled to one vote.

     Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted to fix the number of directors at four, for the election as directors of the nominees named below and for the amendment to the Company's 1993 Equity Incentive Plan. To be voted, proxies must be filed with the Secretary prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation with the Secretary.

     The holders of a majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Directors shall be elected by a plurality of the votes cast at the meeting for the election of directors. The affirmative vote of a majority of shares, present or represented by proxy and entitled to vote on the amendment, is required for approval. Abstentions from voting and broker non-votes will have no effect on the outcome of either matter.

     The Annual Report to Stockholders for BTU's fiscal year ended December 31, 1996 has been mailed with this proxy statement. This proxy statement and the enclosed proxy were mailed to stockholders on the same date as the date of the Notice of Annual Meeting. The principal executive offices of BTU are located at 23 Esquire Road, North Billerica, Massachusetts 01862-2596.

                           1.  ELECTION OF DIRECTORS

     The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked to fix the number of directors at four and in favor of the election as directors of the four nominees named below, all of whom are now directors of BTU, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

     The persons elected as directors will serve until the next Annual Meeting of Stockholders and until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees or to fix the number of directors at a lesser number.

                                              BUSINESS EXPERIENCES AND                  DIRECTOR
               NAME                            CURRENT DIRECTORSHIPS             AGE      SINCE
-----------------------------------  ------------------------------------------  ----   ---------
Paul J. van der Wansem.............  President, Chief Executive Officer and       57      1979
                                     Chairman of the Board of Directors of the
                                     Company

Alexander V. d'Arbeloff............  Director of the Company; Chief Executive     69      1984
                                     Officer and Chairman of the Board of
                                     Directors of Teradyne, Inc., a
                                     manufacturer of semiconductor test
                                     equipment; Director, Stratus Computer,
                                     Inc., a computer manufacturer; Director,
                                     PRI Automation, Inc., a semiconductor
                                     equipment manufacturer(1)(2)

David A.B. Brown...................  Director of the Company; President of The    53      1989
                                     Windsor Group, Inc., a management
                                     consulting firm of which he is co-founder;
                                     Director, EMCOR Group, Inc., an electrical
                                     and mechanical engineering company;
                                     Director, Marine Drilling Companies, an
                                     owner and operator of offshore drilling
                                     rigs.(1)(2)

J. Chuan Chu.......................  Director of the Company; Chairman of         77      1991
                                     Columbia International Corporation, an
                                     engineering firm; Senior Advisor, Office
                                     of the President of SRI International, an
                                     international consulting firm; Director,
                                     Interproject Corp., an international
                                     construction and trading company; Senior
                                     Research Professor, Development Research
                                     Center, State Council, China(1)(2)

---------------

(1) Member of Audit Committee

(2) Member of Stock Option and Compensation Committee.

     During 1996, the Board of Directors held seven meetings. Mr. van der Wansem attended 100% of the Board and relevant committee meetings during 1996, Mr. Brown attended 86% of the same meetings, and Mr. d'Arbeloff and Dr. Chu attended 71% of the same meetings. Each director who is not an officer or employee of the Company is entitled to receive $5,000 annually, plus $750 for each directors meeting attended and $500 for each committee meeting attended independent of a directors meeting.

     During 1996 the Company paid $ 15,000 in a consulting fee to a company of which Dr. Chu is the chairman.

     Under the Company's 1989 Stock Option Plan for Non-Employee Directors, on April 30, 1996 each non-employee director received an option to purchase 500 shares of BTU common stock with an exercise price equal to the fair market value of the stock on that date ($4.75 per share). These options become exercisable as to one-fourth of the shares on each of the first four anniversaries of the date of grant. In addition, on April 30, 1996, the Board awarded to each non-employee director from the Company's 1993 Equity Incentive Plan an additional option covering 500 shares of BTU common stock at the same exercise price and with the same vesting schedule.

     The Audit Committee, composed of Alexander V. d'Arbeloff, J. Chuan Chu and David A.B. Brown, did not meet independent of the Board of Directors meetings during 1996. The Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with the independent public accountants and management the Company's internal accounting procedures and controls; and reviews with the independent public accountants the scope and results of the auditing engagement.

     The Stock Option and Compensation Committee, composed of Alexander V. d'Arbeloff, J. Chuan Chu and David A.B. Brown, administers the Company's stock option and compensation plans and provides recommendations to the Board regarding compensation matters. The Committee held no meetings independent of the Board of Directors meetings during 1996.

     The Company has no nominating committee.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its officers and any persons holding more than ten percent of the Company's Common Stock are required to report to the Securities and Exchange Commission holdings and transactions in the Common Stock. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure during 1996 to file by these dates. The Company's directors, officers and ten percent holders satisfied all of these filing requirements for 1996, except that Messrs. Brown, Chu and d'Arbeloff each inadvertently failed to file on a timely basis a Form 5 reporting the exempt award of an option. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent holders and copies of the reports that they have filed with the Commission and the Company.

BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding beneficial ownership as of March 7, 1997 of the Company's Common Stock (i) by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors and nominees, (iii) by each executive officer of the Company and (iv) by all directors and executive officers of the Company as a group.

                                                                           COMMON STOCK
                                                                      BENEFICIALLY OWNED(1)
                                                                      ----------------------
                                                                      NUMBER OF   PERCENT OF
     DIRECTORS AND EXECUTIVE OFFICER                                    SHARES       CLASS
     -------------------------------                                  ---------   ----------
     Paul J. van der Wansem(2)......................................  1,769,208      24.3%
     Alexander V. d'Arbeloff........................................     33,000      *
     David A.B. Brown...............................................      3,000      *
     J. Chuan Chu...................................................      1,475      *
     David H. Barry(3)..............................................     14,050      *
     Thomas P. Kealy(3).............................................      6,230      *
     All directors and executive officers as a group (6
       persons)(4)..................................................  1,826,963      25.1%

     5% BENEFICIAL OWNERS
     --------------------
     FMR Corp.(5)...................................................    434,800       5.9%
       82 Devonshire Street
       Boston, MA 02109

---------------

* Less than one percent

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.

(2) Includes 120,000 shares of Common Stock held by trusts, of which Mr. van der Wansem is a trustee, for the benefit of certain members of Mr. van der Wansem's family. Mr. van der Wansem disclaims beneficial ownership in these shares held this trust. Also includes 73,208 shares held in a family limited partnership, in which Mr. van der Wansem is a general partner and a limited partner. Includes 7,500 shares, which are as a result of options which are exercisable within 60 days of the record date. Mr. van der Wansem's address is c/o BTU International, Inc. 23 Esquire Road, North Billerica, Ma. 01862-2596.

(3) Includes 3,650 shares for Mr. Barry and 5,250 for Mr. Kealy which are a result of options exercisable within 60 days of the record date.

(4) Includes 23,375 shares which are as a result of options which are exercisable within 60 days of the record date.

(5) According to information filed on February 14, 1997 with the Securities and Exchange Commission in a Schedule 13G, Edward C. Johnson 3d, FMR Corp., through its wholly owned subsidiary Fidelity Management & Research Company ("Fidelity"), and the Fidelity Low-Priced Stock Fund ("the Fund") each has sole power to dispose of the 434,800 shares owned by the Fund. Fidelity carries out voting of the shares under written guidelines established by the Fund's Board of Trustees.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid to or accrued on behalf of the persons who on December 31, 1996 were the chief executive officer and the two other most highly paid executive officers of the Company (the "Named Executive Officers") for services to the Company for the years 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                        ANNUAL             AWARDS
                                                     COMPENSATION        SECURITIES
                                                 --------------------    UNDERLYING        ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(1)
----------------------------------------  ----   ---------   --------   ------------   ------------------
Paul J. van der Wansem..................  1996    250,218         --       12,000             8,250
  Chairman and..........................  1995    249,861    167,229           --             7,750
  Chief Executive Officer...............  1994    237,554    123,936       15,000             7,250

David H. Barry..........................  1996    130,430         --        5,000             2,570
  Vice President........................  1995    130,110     56,435           --             2,361
  and General Manager...................  1994    117,526     42,144        8,000             1,875

Thomas P. Kealy.........................  1996     98,146         --        5,000             1,864
  Vice President, Corporate
     Controller.........................  1995     98,109     25,842           --             1,780
     and Chief Accounting Officer.......  1994     89,284     19,560        4,000             1,415

(1) Consists of Company contributions to the 401(k) plan and, in the case of Mr. van der Wansem, a Company payment of $5,250 for term life insurance.

                             OPTION GRANTS IN 1996

     The following table sets forth information with respect to options granted to the Named Executive Officers during 1996.

                                                                                             POTENTIAL
                                                                                             REALIZABLE
                                                 INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                               ------------------------------------------------------     ANNUAL RATES OF
                               NUMBER OF                                                       STOCK
                               SECURITIES    % OF TOTAL                                  PRICE APPRECIATION
                               UNDERLYING    GRANTED TO      EXERCISE                     FOR OPTION TERM
                                OPTIONS     EMPLOYEES IN       PRICE      EXPIRATION     ------------------
                               GRANTED(#)    FISCAL YEAR     ($/SHARE)       DATE         5%($)     10%($)
                               ----------   -------------   -----------   -----------    -------    -------
Paul J. van der Wansem........   12,000          9.4%         $4.88125     04/16/01      $16,183    $36,838

David H. Barry................    5,000          3.9%         $ 4.4375     04/16/01      $ 6,130    $13,546

Thomas P. Kealy...............    5,000          3.9%         $ 4.4375     04/16/01      $ 6,130    $13,546

     The table below sets forth information with respect to the exercise of options during 1996 and the aggregate value at year end of options held by the Named Executive Officers.

                         AGGREGATED OPTION EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION VALUE

                                                                             NUMBER OF
                                                                            SECURITIES       VALUE OF
                                                                            UNDERLYING      UNEXERCISED
                                                                            UNEXERCISED    IN-THE-MONEY
                                                                            OPTIONS AT      OPTIONS AT
                                                SHARES                     DECEMBER 31,    DECEMBER 31,
                                             ACQUIRED ON                       1996            1996
                                               EXERCISE        VALUE       EXERCISABLE/    EXERCISABLE/
                   NAME                          (#)        REALIZED($)    UNEXERCISABLE(#) UNEXERCISABLE($)
-------------------------------------------  ------------   ------------   -------------   -------------
Paul J. van der Wansem.....................     22,500         47,859          0/16,500         0/4,500

David H. Barry.............................     14,600         36,858           0/7,400         0/2,400

Thomas P. Kealy............................      8,000         25,000       2,800/6,200     2,800/1,200

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Brown, Chu, and d'Arbeloff , none of whom is or was an executive officer of the Company during 1996, served on the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee has submitted the following report:

     In February 1996 the Compensation Committee, as part of the Board of Directors meeting, adopted a 1996 Management Incentive Compensation Plan pursuant to which cash bonuses were to be paid to executives of the Company based on achievement of both levels of earnings per share and accomplishment of specific organizational goals. During 1996, as a result of this plan, no award was payable if 1996 earnings per share amounted to less than $0.60. At $0.60, the minimum or 50% of target bonus was payable; at $0.75, 100% of target bonus was payable ; at $0.85, the maximum or 150% of target bonus was payable.

     Operating results in 1996 resulted in no payments pursuant to the 1996 Management Incentive Compensation Plan as actual earnings per share where below minimum target levels.

     The Company has an Incentive Profit Sharing Plan for all eligible employees. The persons included in the 1996 Management Incentive Compensation Plan are eligible to participate in the Company-wide profit sharing plan, but any earnings they derive from this plan during the year are deducted from their bonuses earned under the 1996 Management Incentive Compensation Plan.

     Operating results in 1996 resulted in no payments pursuant to the Incentive Profit Sharing Plan as actual earnings were below minimum eligible levels.

                                            David A.B. Brown, Chairman
                                            Alexander D. d'Arbeloff
                                            J. Chuan Chu

COMPARATIVE STOCK PERFORMANCE

     The following graph shows the cumulative total return on BTU Common Stock since December 31, 1991 compared to the Standard & Poors 500 Index and the Standard & Poors, Technology Sector Index. Historical stock price performance is not necessarily indicative of future performance.


Research                                             Total Return - Data Summary


                                     BTUI
<Captions>
                                              Cumulative Total Return
                                   ---------------------------------------------
                                   12/91   12/92   12/93   12/94   12/95   12/96

BTU INTL INC                BTUI    100     163     213     475     469     300

S & P 500                   1500    100     108     118     120     165     203

S & P TECHNOLOGY SECTOR     ITES    100     104     128     149     215     305




         APPROVAL OF AMENDMENT NO. 1 TO THE 1993 EQUITY INCENTIVE PLAN

     The 1993 Equity Incentive Plan (the "Incentive Plan") is administered by the Compensation Committee and is designed to advance the Company's interests by enhancing its ability to attract and retain employees and others in a position to make significant contributions to the success of the Company through ownership of shares of Common Stock. A total of 541,183 shares of Common Stock which became available due to the expiration of the previous 1982 Stock Option Plan, have been reserved for issuance under the Incentive Plan, subject to adjustment for stock dividends and similar events. As of April 7, 1997 there were 324,053 shares of Common Stock available for award. The closing price of the Common Stock on that date was $2.75.

     The Incentive Plan was adopted by the Board of Directors on February 22, 1993. Stockholders approved the Incentive Plan at the Annual Meeting of Stockholders held on May 14, 1993. On April 23, 1997, the Board of Directors adopted Amendment No. 1 to the Incentive Plan (the "Amendment") which provides for per-individual limitations on the number of shares of Common Stock issuable upon exercise of options and stock appreciation rights ("SARs") under the Incentive Plan in order to comply with Section 162(m) of the Internal Revenue Code. Stockholders are being requested to approve the Amendment at the Annual Meeting. If the Amendment is not approved by the Stockholders, no additional grants of options or SARs under the Incentive Plan will be permitted to be made to the Named Executive Officers. The following summary of the Incentive Plan and the Amendment is qualified in its entirety by the full text of the Incentive Plan and the Amendment which are available without charge upon request to Thomas
P. Kealy, Vice President, Corporate Controller and Chief Accounting Officer.

GENERAL

     Under the Incentive Plan, the Compensation Committee may grant stock options (both incentive stock options and nonstatutory options), stock appreciation rights, restricted stock, unrestricted stock, deferred stock grants, and performance awards, as well as loans in connection with such grants and awards and cash payments intended to offset income taxes due with respect to any such grant or award. Awards under the Incentive Plan may also include provision for the payment of dividend equivalents with respect to the shares subject to the awards. Employees of the Company and its subsidiaries and other persons or entities who, in the Compensation Committee's opinion, are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Incentive Plan. The Amendment provides that
(i) the maximum number of shares of Common Stock for which options may be granted to any individual in any year of the Incentive Plan shall be 250,000 and
(ii) the maximum number of shares of Common Stock subject to stock appreciation rights granted to an individual in any year of the Incentive Plan shall likewise be 250,000. These per-individual limitations are intended to be construed and applied consistent with the rules and regulations under Section 162(m) of the Internal Revenue Code.

     Stock Options. The exercise price of an incentive stock option granted under the Incentive Plan may not be less than 100% (110% in the case of ten percent shareholders) of the fair market value of the Common Stock at the time of grant. The exercise price of a nonstatutory option granted under the Incentive Plan is determined by the Compensation Committee. The Compensation Committee sets the term of each option, which cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a ten percent shareholder), and specifies the time or times each option will be exercisable. The exercise price may be paid in cash or check acceptable to the Company. Subject to certain additional limitations, the Compensation Committee may also permit the exercise price to be paid by tendering shares of Common Stock, by using a promissory note, by delivering to the Company an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

     Stock Appreciation Rights (SARs). SARs may be granted either alone or in tandem with stock option grants. Each SAR entitles the participant, in general, to receive upon exercise the excess of a share's fair market value at the date of exercise over the share's fair market value on the date the SAR was granted. The Incentive Plan also provides for SARs entitling the participant, upon exercise, to receive an amount based on certain other measures, including SARs that entitle the recipient to receive, following a change in control of the Company as determined by the Compensation Committee, an amount measured by specified values or averages of values prior to the change in control. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

     Stock Awards. The Incentive Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture as well as of unrestricted shares of Common Stock. Restricted Common Stock must be forfeited to the Company if the participant ceases to be an employee before the restriction lapse. Other awards under the Incentive Plan may also be settled with restricted Common Stock.

     The Incentive Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times and on such conditions as the Compensation Committee may specify, and performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Compensation Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Incentive Plan.

     The Compensation Committee may approve loans from the Company in connection with the purchase of Common Stock under an award or the payment of taxes in connection with an award, and may provide for outright cash grants to make participants whole for certain taxes. A loan under the Incentive Plan will have such provision as the Compensation Committee determines but may not have a term exceeding ten years.

     Except as otherwise provided by the Compensation Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less).

Options and SARs not exercisable at a participant's death terminate. Outstanding awards of Restricted Stock must be transferred to the Company upon a participant's death and, similarly, Deferred Stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be forfeited unless otherwise provided.

     In the case of termination of a participant's association with the Company for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be resold to the Company, and other awards terminate, except as otherwise provided.

     In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated, all outstanding awards will terminate. The Compensation Committee may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of the exercise and receipt of options under the Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the plans, nor does it cover state, local or non-U.S. taxes.

     Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option ("ISO"). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     Nonstatutory Options. In general, in the case of a nonstatutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation and depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option. ISOs granted after 1986 are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, options that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control ("parachute payments") equal to or greater than three times the participant's average compensation for the five years ended prior to the year in which the change in control occurs. If this limit is exceeded, the excess of the participant's parachute payments over one times the five-year average base amount may be subject to an additional 20% federal tax and may be nondeductible to the Company.

RECOMMENDATION OF YOUR BOARD OF DIRECTORS "FOR" THIS PROPOSAL

     The Board of Directors believes that the Incentive Plan promotes the interests of the Company and the stockholders and enables the Company to attract, retain and reward persons important to the Company's success. If the Amendment is not approved by the Stockholders, no additional grants of options or SARs under the Incentive Plan will be permitted to be made to the Named Executive Officers. Accordingly, the

Board of Directors has approved the adoption of the Amendment and recommends that the stockholders vote "FOR" the proposal to adopt the Amendment. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

AUDIT MATTERS

     Arthur Andersen LLP. has been selected to examine the financial statements of the Company for the year ended December 31, 1997, and to report the results of their examination.

     A representative of Arthur Andersen LLP. is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted for consideration at the Annual Meeting of Stockholders in 1998 must be received by the Company no later than December 8, 1997.

OTHER BUSINESS

     The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

FORM 10-K

     A COPY OF BTU'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE (EXCEPT FOR A REASONABLE CHARGE FOR FURNISHING EXHIBITS) BY WRITING TO: OFFICE OF INVESTOR RELATIONS, BTU INTERNATIONAL, INC., 23 ESQUIRE ROAD, NORTH BILLERICA, MASSACHUSETTS 01862.

--------------------------------------------------------------------------------
                               DETACH HERE                                 BTU2



                  ANNUAL MEETING OF BTU INTERNATIONAL, INC.

                                 MAY 30,1997


        The undersigned hereby constitutes and appoints Paul J. van der Wansem and Thomas P. Kealy, or either of them with power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders on May 30, 1997
P at 10:00 a.m., and at any adjournments thereof, upon and with respect to the R number of shares of Common Stock of the company as to which the undersigned
O may be entitled to vote or act. The undersigned instructs such proxies, or X their substitutes, to vote in such manner as they may determine on any Y matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director, IN FAVOR of the amendment to the 1993 Equity Incentive Plan and in the discretion of the named proxies as to any matter that may come before this meeting or any adjournments thereof.

                                                                 -----------
      CONTINUED AND TO BE SIGNED ON REVERSE SIDE                 SEE REVERSE
                                                                     SIDE
                                                                 -----------

--------------------------------------------------------------------------------
                                 DETACH HERE                              BTU 1

[X]Please mark                                                            -----
   votes as in
   this example

   PLEASE DO NOT FOLD THIS PROXY.

   1. To fix the number of Directors
      for the ensuing year at (4),
      and to elect the following (4)
      Directors.
                                                           FOR  AGAINST  ABSTAIN
   Nominees: Paul J. van der Wansem,   2. The Approval     [ ]    [ ]      [ ]
             Alexander V. d'Arbeloff,     of an Amendment
             David A.B. Brown and         to the 1993 Equity
             J. Chuan Chu.                Incentive Plan.

            FOR     WITHHELD
            ALL     FROM ALL
         NOMINEES   NOMINEES
            [ ]       [ ]
                                               MARK HERE
                                              FOR ADDRESS [ ]
                                               CHANGE AND
                                              NOTE AT LEFT
    --------------------------------------
    For all nominees except as noted above


                                           Please sign exactly as name(s)
                                           appear hereon. When signing as
                                           attorney, executor, administrator,
                                           trustee, or guardian, please sign
                                           your full title as such. Each joint
                                           owner should sign.



Signature                 Date            Signature                Date
         ----------------     ----------           ----------------    --------

                                                                      0857-PS-97